Exhibit 5.10

August 24, 2023

Dycom Industries, Inc.

Dycom Investments, Inc.

11780 U.S. Highway 1, Suite 600

Palm Beach Gardens, Florida 33408

Re:	Each of the Entities Listed on Schedule A Attached Hereto

Ladies and Gentlemen:

At your request, we have acted as special Delaware counsel for the limited purpose of rendering opinions as to matters of Delaware law with respect to each of the Delaware corporations and the Delaware limited liability companies listed on Schedule A attached hereto (collectively, the “Delaware Subsidiaries” and individually, a “Delaware Subsidiary”) in connection with the filing by Dycom Industries, Inc. (the “Company”), Dycom Investments, Inc. (“Investments”), and certain other subsidiaries of the Company, including the Delaware Subsidiaries, (collectively, the “Subsidiaries,” and, collectively with the Company and Investments, the “Registrants”) of a Form S-3 Automatic Shelf Registration Statement with the United States Securities and Exchange Commission on August 24, 2023 pursuant to the Securities Act of 1933, as amended (the “Registration Statement”) relating to the issuance and offering, from time to time, of, among other securities and instruments, (1) debt securities of the Company (the “Company Debt Securities”), (2) debt securities of Investments (the “Subsidiary Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”) and (3) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Registrants (each a “Guarantor” and, collectively, the “Guarantors”), including, without limitation, the Guarantees pursuant to which the Delaware Subsidiaries will be Guarantors (the “Subsidiary Guarantees”).

Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company and Investments propose to register the Debt Securities under the Securities Act of 1933, as amended, as set forth in the Registration Statement and to be issued pursuant to one or more Indentures (the “Indentures”) among the Company or Investments, respectively, the Guarantors, if any, and the trustees parties thereto, forms of which were filed with the United States Securities and Exchange Commission as exhibits to their registration statement on Form S-3/A on May 18, 2011 and are incorporated by reference as exhibits to the Registration Statement.

For purposes of giving the opinions hereinafter set forth, we have examined:

1.	A certified copy of the Certificate of Incorporation of each Delaware Subsidiary that is a Delaware corporation on the date hereof (each, a “Corporation”), as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on the date set forth opposite such Corporation’s name on Schedule B attached hereto (as to each such Corporation, its “Original Certificate of Incorporation”);

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2.	A certified copy of any amendment to, or restatement of, the Original Certificate of Incorporation of any Corporation as set forth opposite such Corporation’s name on Schedule B attached hereto;
3.	The By-laws for each Corporation, as in effect on the date hereof;
4.	A certified copy of the Certificate of Formation of each Delaware Subsidiary that is a Delaware limited liability company on the date hereof (each, an “LLC”), as filed with the Secretary of State on the date set forth opposite such LLC’s name on Schedule C attached hereto (as to each such LLC, its “Original Certificate of Formation”);
5.	A certified copy of any amendment to, or restatement of, the Original Certificate of Formation of any LLC as set forth opposite such LLC’s name on Schedule C attached hereto;
6.	The Limited Liability Company Agreement of each LLC, as in effect on the date hereof;
7.	The Instrument of Transfer and Conveyance, dated as of March 31, 2003, by the trustees of Arguss Communications Group transferring the sole limited liability company interest in each of TCS Communications, LLC, Underground Specialties, LLC, and White Mountain Cable Construction, LLC;
8.	The Assignment Agreement, dated as of March 31, 2003, by and between Investments and Globe Communications of North Carolina, LLC, transferring the sole limited liability company interest in Triple-D Communications, LLC;
9.	The Assignment and Assumption of Limited Liability Company Interests, dated as of December 3, 2012, by and between InfraSource FI, LLC (“InfraSource”) and PBG Acquisition III, LLC (“PBG”), transferring the sole limited liability company interest in Blair Park Services, LLC;
10.	The Assignment and Assumption of Limited Liability Company Interests, dated as of December 3, 2012, by and between InfraSource and PBG, transferring the sole limited liability company interest in Parkside Utility Construction, LLC (f/k/a InfraSource Telecommunication Services, LLC);
11.	The Assignment and Assumption of Limited Liability Company Interests, dated as of December 3, 2012, by and between Spalj Construction Company (“Spalj”) and PBG, transferring the sole limited liability company interest in Tjader & Highstrom Utility Services, LLC (f/k/a Tjader, L.L.C.) (“Tjader”);
12.	The Assignment and Assumption of Limited Liability Company Interests, effective as of December 3, 2012, by and between Spalj and PBG, transferring the sole limited liability company interest in Tjader;

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13.	Resolutions of the Board of Directors of each Delaware Subsidiary approving, among other things, its execution, delivery and performance of the Registration Statement and authorizing the future issuance of the Subsidiary Guarantee to which it is a party to guarantee the Debt Securities issued pursuant to the Indentures (as to each such Delaware Subsidiary, its “Resolutions”);
14.	Certificates, dated as of August 24, 2023, certifying as to, among other things, certain organizational documents of each Delaware Subsidiary, the authorizing resolutions of the Board of Directors of such Delaware Subsidiary, and certain other factual matters stated therein (each, an “Officer Certificate”);
15.	A Certificate of Good Standing for each Delaware Subsidiary, dated August 23, 2023, obtained from the Secretary of State;
16.	The Registration Statement; and
17.	The Indentures.

The documents referred to in (1) through (3) above are collectively referred to with respect to each Corporation as the “Corporation Organizational Documents.” The documents referred to in (4) through (12) above are collectively referred to with respect to each LLC as the “LLC Organizational Documents.” The documents referred to in (7) through (12) above are collectively referred to as the “Assignment Agreements.” The documents referred to in (6) through (12), (16) and (17) above are collectively referred to as the “Agreements” and individually as an “Agreement.”

For purposes of this opinion we have not reviewed any documents other than the documents listed in (1) through (17) above. In particular, we have not conducted any independent investigation beyond our review of the documents listed in (1) through (17) above, and we have not reviewed any document (other than the documents listed in (1) through (17) above) that is referred to or incorporated by reference into the documents reviewed by us. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents and certificates examined by us.

Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

A.	Each Corporation (a) is validly existing and in good standing as a corporation under the laws of the State of Delaware, and (b) has the requisite corporate power and authority to execute and deliver the Subsidiary Guarantee to which it is a party, to guarantee the Debt Securities issued pursuant to the terms of the Indentures, and to perform its obligations under such Subsidiary Guarantee.
B.	Each LLC (a) is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and (b) has the requisite limited liability company power and authority to execute and deliver the Subsidiary Guarantee to which it is a party, to guarantee the Debt Securities issued pursuant to the terms of the Indentures, and to perform its obligations under such Subsidiary Guarantee.

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C.	The execution and delivery by each Delaware Subsidiary of the Subsidiary Guarantee to which it is a party, the guarantee by such Delaware Subsidiary of the Debt Securities issued pursuant to the terms of the Indentures, and the performance by such Delaware Subsidiary of its obligations under such Subsidiary Guarantee have been duly authorized by all necessary corporate or limited liability company action, as applicable, on behalf of such Delaware Subsidiary.
D.	Each Delaware Subsidiary (a) will have duly executed the Subsidiary Guarantee to which it is a party upon the execution of such Subsidiary Guarantee by a Designated Officer (as defined in such Delaware Subsidiary’s Resolutions) on behalf of such Delaware Subsidiary, and, (b) assuming its presentation of such Subsidiary Guarantee to the other parties thereto with no conditions, express or implied, regarding the effect of such presentation, will have duly delivered such Subsidiary Guarantee.

All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

a.	The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities provisions thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.
b.	We have assumed that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of applicable law and the relevant provisions of such document prior to its amendment or restatement from time to time. We also have assumed the legal capacity of any natural persons who are signatories to any of the documents examined by us.
c.	We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to the originals.
d.	We have assumed that each Agreement constitutes the legal, valid, binding and enforceable obligation of each of the parties thereto under the stated law of governance thereof.
e.	We have assumed that each statement in each Officer Certificate was true and complete when made and remains true and complete as of the date hereof.
f.	Except as expressly set forth above, we express no opinion on any document that is referred to or incorporated by reference into the documents reviewed by us.
g.	This opinion is limited to (i) the present laws of the State of Delaware, (ii) present judicial interpretations of the matters described in clause (i), and (iii) the facts as they currently exist. We assume no obligation to revise or supplement this opinion if any applicable laws change after the date of this opinion by legislative action, judicial decision, or otherwise, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

We consent to the filing of this opinion letter with the United States Securities and Exchange Commission as an exhibit to the Registration Statement.

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In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the United States Securities and Exchange Commission thereunder. In addition, Shearman & Sterling LLP may rely on this opinion in connection with any legal opinion being rendered by the same on the date hereof with respect to the matters set forth herein.

Very truly yours,

/s/ K&L Gates LLP

5	August 24, 2023

Schedule A

Ansco & Associates, LLC

Atlantic Communications Services, LLC

Blair Park Services, LLC

Broadband Installation Services, LLC

C-2 Utility Contractors, LLC

CableCom, LLC

Cavo Broadband Communications, LLC

CCLC, Inc.

Communications Construction Group, LLC

Dycom Capital Management, Inc.

Dycom Corporate Identity, Inc.

Dycom Identity, LLC

Dycom Investments, Inc.

Ervin Cable Construction, LLC

Fiber Technologies Solutions, LLC

Golden State Utility Co.

Ivy H. Smith Company, LLC

Kanaan Communications, LLC

Lambert’s Cable Splicing Company, LLC

Midtown Express, LLC

Nichols Construction, LLC

Niels Fugal Sons Company, LLC

North Sky Communications, LLC

OSP Services, LLC

Parkside Site & Utility Company Corporation

A-1

Parkside Utility Construction, LLC

Precision Valley Communications of Vermont, LLC

Prince Telecom, LLC

RJE Telecom, LLC

Spectrum Wireless Solutions, LLC

Star Construction, LLC

Stevens Communications, LLC

TCS Communications, LLC

Tesinc, LLC

Tjader & Highstrom Utility Services, LLC

Triple-D Communications, LLC

Underground Specialties, LLC

VCI Construction, LLC

VCI Utility Services, LLC

VCI Utility Services Holdings, LLC

White Mountain Cable Construction, LLC

Schedule B

Corporation Name	Date of Filing of Original Certificate of Incorporation	Amendments to or Restatements of the Original Certificate of Incorporation and the Dates of Filing Thereof
CCLC, Inc.	February 16, 2000	Certificate of Change of Registered Agent filed November 22, 2002 Certificate of Change of Registered Agent filed January 3, 2013
Dycom Capital Management, Inc.	November 15, 2002	Certificate of Change of Registered Agent filed December 3, 2003
Dycom Corporate Identity, Inc.	November 15, 2002	Certificate of Change of Registered Agent filed December 3, 2003
Dycom Investments, Inc.	November 15, 2002	Certificate of Change of Registered Agent filed December 3, 2003 Certificate of Merger filed July 30, 2004 Certificate of Merger filed July 23, 2015
Golden State Utility Co.	April 3, 1998

Certificate of Merger filed April 15, 1998

Certificate of Change of Registered Agent filed November 27, 2002

Certificate of Merger filed December 31, 2003

Certificate of Correction filed February 3, 2005

Certificate of Correction filed February 9, 2005

Certificate of Change of Registered Agent filed January 3, 2013

Parkside Site & Utility Company Corporation	July 26, 1999	Certificate of Merger filed December 20, 2000 Certificate of Change of Registered Agent filed November 27, 2002 Certificate of Change of Registered Agent filed January 3, 2013

Schedule C

LLC Name	Date of Filing of Original Certificate of Formation	Amendments to or Restatements of the Original Certificate of Formation and the Dates of Filing Thereof
Ansco & Associates, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger, filed March 31, 2003
Atlantic Communications Services, LLC	December 27, 2005	Corrected Certificate of Formation filed February 17, 2006
Blair Park Services, LLC	September 18, 2006	Certificate of Merger, filed December 28, 2006 Certificate of Amendment filed October 10, 2007 Certificate of Change of Registered Agent filed January 3, 2013
Broadband Installation Services, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)
C-2 Utility Contractors, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003 Certificate of Merger filed June 20, 2014
CableCom, LLC	December 11, 2002	Certificate of Merger filed December 29, 2003 Certificate of Merger filed September 25, 2015
Cavo Broadband Communications, LLC	March 15, 2007	Certificate of Amendment filed April 13, 2007
Communications Construction Group, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003 Certificate of Merger filed July 29, 2013

Dycom Identity, LLC	March 21, 2003
Ervin Cable Construction, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 28, 2003 Certificate of Merger filed October 26, 2022
Fiber Technologies Solutions, LLC	September 18, 2014
Ivy H. Smith Company, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed December 29, 2003
Kanaan Communications, LLC	November 10, 2011	Certificate of Merger filed April 27, 2022
Lambert’s Cable Splicing Company, LLC	December 11, 2002

Certificate of Merger filed March 31, 2003

Certificate of Amendment filed December 16, 2005

Certificate of Merger filed November 7, 2008

Certificate of Merger filed December 24, 2014

Certificate of Merger filed July 23, 2015

Midtown Express, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)
Nichols Construction, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003

Niels Fugal Sons Company, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003 Certificate of Merger filed December 23, 2014
North Sky Communications, LLC	October 24, 2015 (Simultaneously with the filing of a Certificate of Conversion)
OSP Services, LLC	August 4, 2004	Certificate of Amendment filed September 15, 2004
Parkside Utility Construction, LLC	December 14, 2007	Certificate of Change of Registered Agent filed January 3, 2013 Certificate of Ownership and Merger filed January 29, 2013
Precision Valley Communications of Vermont, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003
Prince Telecom, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)	Certificate of Merger filed January 23, 2015
RJE Telecom, LLC	August 5, 2004	Amended & Restated Certificate of Formation filed August 6, 2004 Certificate of Amendment filed September 15, 2004 Certificate of Merger filed July 29, 2013
Spectrum Wireless Solutions, LLC	August 28, 2015 (Simultaneously with the filing of a Certificate of Conversion)
Star Construction, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003 Certificate of Merger filed November 21, 2014

Stevens Communications, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003
TCS Communications, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Tesinc, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed April 23, 2004 Certificate of Merger filed June 20, 2014
Tjader & Highstrom Utility Services, LLC	July 6, 2000

Certificate of Amendment filed November 27, 2002

Certificate of Change of Registered Agent filed January 3, 2013

Amended and Restated Certificate of Formation filed October 27, 2014

Certificate of Merger filed January 23, 2015

Certificate of Merger filed April 27, 2015

Triple-D Communications, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed March 31, 2003
Underground Specialties, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed July 29, 2013
VCI Construction, LLC	August 28, 2015 (Simultaneously with the filing of a Certificate of Conversion)

VCI Utility Services, LLC	April 21, 2016 (Simultaneously with the filing of a Certificate of Conversion)
VCI Utility Services Holdings, LLC	March 12, 2013
White Mountain Cable Construction, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003 Certificate of Merger filed May 6, 2016